Exhibit 99.1

AsiaInfo-Linkage Notice of Annual General Meeting

BEIJING/SANTA CLARA, CA – February 22, 2011 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage” or the “Company”), a leading provider of telecommunications software solutions and related services, today announced that it will hold its 2011 annual general meeting of stockholders on Thursday, April, 21, 2011 at 3:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, People’s Republic of China. Stockholders of record at the close of business on February 22, 2011 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

Because the date of the annual meeting is being advanced by more than 30 days from the anniversary of the 2010 annual stockholders’ meeting, stockholders intending to present proposals at the annual meeting should deliver their proposals to the Company’s Secretary at the Company’s principal executive offices a reasonable time before the Company begins to print and send its proxy materials, which the Company regards as the close of business on February 25, 2011, in order for the proposal to be considered for inclusion in the Company’s proxy statement and form of proxy card.

Items of business to be discussed at the annual meeting can be found in the proxy statement to be issued by the Company. The Company will take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials, including the proxy statement, to their stockholders over the Internet. The Company believes that this distribution process will expedite stockholders’ receipt of proxy materials, lower the cost and reduce the environmental impact of their annual meeting.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. Following the merger between AsiaInfo and Linkage on July 1, 2010, AsiaInfo-Linkage leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from the competition.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com